UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2021

 ____________________________________________________________________
OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

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Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	OMP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement
Underwriting Agreement
On June 24, 2021, Oasis Midstream Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”), in connection with an underwritten public offering (the “Offering”) of 3,623,188 common units representing limited partnership interests in the Partnership (“Common Units”). The Partnership has also granted the Underwriter an option to purchase an additional 543,478 Common Units on the terms specified in the Underwriting Agreement (the “Option”). The issuance and sale of the Common Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-227647) of the Partnership filed with and deemed effective by the Securities and Exchange Commission on October 26, 2018. The net proceeds from the Offering and the Option, if any, will be used to redeem from Oasis Petroleum Inc. a number of Common Units equal to the number of Common Units sold in the Offering and the Option, respectively. The Offering is expected to close on June 29, 2021, subject to standard closing conditions. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.
The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Partnership has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Partnership and its directors and officers have agreed with the Underwriter not to offer or sell any Common Units (or securities convertible into or exchangeable for Common Units), subject to customary exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Underwriter.
The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees, commissions and expenses. From time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Partnership’s debt or equity securities or loans, and may do so in the future. The Underwriter and its affiliates are lenders under the Partnership’s revolving credit facility.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On June 24, 2021, the Partnership issued a press release announcing the Offering. The press release is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated as of June 24, 2021 among Oasis Midstream Partners LP and OMP GP LLC and Morgan Stanley & Co. LLC, as underwriter.
5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the shares.
8.1	Opinion of Vinson& Elkins L.L.P. relating to tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1 hereto).
99.1	Press Release issued by Oasis Midstream Partners LP on June 24, 2021.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP (Registrant)

Date: June 28, 2021	By:	OMP GP LLC, its general partner

	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary